================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CERADYNE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                Ceradyne, inc.

                              3169 Redhill Avenue
                         Costa Mesa, California 92626

                           ------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 25, 2001

                           ------------------------

     The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the "Company") will be held at the Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Monday, June 25, 2001, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

     1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.
     2. To approve an amendment to the Company's 1994 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 150,000 shares.
     3. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 150,000 shares.
     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

     In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on May 11, 2001 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

     Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

                                       By Order of the Board of Directors

                                                Howard F. George
                                                   Secretary

Costa Mesa, California
May 14, 2001

                                Ceradyne, inc.

                              3169 Redhill Avenue
                         Costa Mesa, California 92626

                           ------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 25, 2001


     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, June 25, 2001, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about
May 14, 2001.

     The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the seven nominees below, and FOR approval of Proposals 2 and 3.

                        VOTING SHARES AND VOTING RIGHTS

     The close of business on May 11, 2001 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 8,338,040 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

     In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

     Proxies marked "withheld" as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked "withheld" and broker non-votes have no legal effect on the election of directors under Delaware law. Proxies marked "abstain" as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the total number of votes cast on Proposal 2 or Proposal 3 and, therefore, will have no effect on whether those proposals are approved.

     The following table sets forth information as of March 28, 2001, regarding the beneficial ownership of the common stock of the Company by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group.

     Name of                          Amount and Nature of       Percent
     Beneficial Owner                 Beneficial Ownership(1)    of Class
     ----------------                 -----------------------    --------

     Joel P. Moskowitz                       1,163,110             14.0%
       3169 Redhill Avenue
       Costa Mesa, CA 92626
     Ford Motor Company                      1,207,299             14.6%
       The American Road
       Dearborn, MI 48121
     Dimensional Fund Advisors, Inc.           553,800 (2)          6.7%
       1299 Ocean Ave., 11th Floor
       Santa Monica, CA 90401
     Leonard M. Allenstein                     122,000 (3)          1.5%
     Richard A. Alliegro                        30,000 (4)           *
     Dr. Paul N. Blumberg                           --               --
     Earl E. Conabee                            13,825 (5)           *
     Frank Edelstein                            52,400 (6)           *
     Donald A. Kenagy                           31,545 (7)           *
     Wilford D. Godbold, Jr.                    11,000 (8)           *
     Milton L. Lohr                             32,000 (9)           *
     David P. Reed                              96,967 (10)         1.2%
     Howard F. George                           35,057 (11)          *
     All current executive                   1,592,904 (12)        19.2%
     officers and directors as a
     group (12 persons)
-----------------------

 *   Less than 1%

(1) Except as otherwise noted, the beneficial owners have sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

(2) Based on information contained in a statement on Schedule 13G dated February 2, 2001, as filed with the Securities and Exchange Commission. As stated in such Schedule 13G, all shares are held on behalf of advisory clients of Dimensional Fund Advisors, Inc., which disclaims beneficial ownership of such shares.

(3) Includes 32,000 shares subject to options held by Mr. Allenstein which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(4) Includes 27,000 shares subject to options held by Mr. Alliegro which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(5) Includes 800 shares subject to options held by Mr. Conabee which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(6) Includes 34,500 shares subject to options held by Mr. Edelstein which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(7) Includes 11,000 shares subject to options held by Mr. Kenagy which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(8) Includes 10,000 shares subject to options held by Mr. Godbold which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(9) Includes 32,000 shares subject to options held by Mr. Lohr which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(10) Includes 51,800 shares subject to options held by Mr. Reed which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(11) Includes 27,400 shares subject to options held by Mr. George which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

(12) Includes 231,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 28, 2001.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

     In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at seven. All seven directors are to be elected at the 2001 Annual Meeting and will hold office until the 2002 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the seven nominees proposed by the Board of Directors. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

     Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company's Common Stock by each of the nominees as of March 28, 2001 is set forth in the table under "Voting Shares and Voting Rights" above.

                                                                     Year First
                               Present Position                      Elected
          Name            Age  with the Company                      Director
          ----            ---  ----------------                      ----------
Joel P. Moskowitz.......  61   Chairman of the Board, President
                                And Chief Executive Officer            1967
Leonard M. Allenstein...  62   Director                                1983
Richard A. Alliegro.....  70   Director                                1992
Paul N. Blumberg........  57   Director                                2000
Frank Edelstein.........  75   Director                                1984
Wilford D. Godbold, Jr..  62   Director                                2000
Milton L. Lohr..........  75   Director                                1986

  Joel P. Moskowitz co-founded the Company's predecessor in 1967. He served as President of the Company from 1974 until January 1987, and from September 1987 to the present. Mr. Moskowitz also serves as Chairman of the Board and Chief Executive Officer of the Company, which positions he has held since 1983. Mr. Moskowitz currently serves on the Board of Trustees of Alfred University. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1966.

  Leonard M. Allenstein has served on the Board of Directors of the Company since 1983. Mr. Allenstein has been a private investor and businessman for more than the past five years. From 1978 until December 1986, Mr. Allenstein was a founder and general partner of Bristol Restaurants, which owns and operates restaurants in the Southern California area.

  Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton's Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and serves as a member of the Board of Trustees of that university.

  Dr. Paul N. Blumberg has been a member of the Board of Directors of the Company since July 2000. Since 1999, Dr. Blumberg has held the position of Director in Research and Vehicle Technology at Ford Motor Company. From 1994 to 1999, he was Director of Product Development Systems at Ford Motor Company.
From 1982 to 1994, he was President and Principal Engineer at Ricardo North America Inc., a contract engineering firm specializing in internal combustion engines and in engine driven systems. Dr. Blumberg obtained B.S. and M.S. degrees in Chemical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Chemical Engineering from the University of Michigan.

  Frank Edelstein has served on the Board of Directors of the Company since 1984. Mr. Edelstein has been a Vice President of Stone Creek Capital, Inc., an investment banking firm, since November 1986. From 1979 to November 1986, he was Chairman of the Board of International Central Bank & Trust Company, which was acquired by Continental Insurance Co. in July 1983. Mr. Edelstein is currently a director of Arkansas Best Corp. and IHOP Corp.

  Wilford D. Godbold, Jr. has been a member of the Board of Directors of the Company since July 2000. Mr. Godbold is currently a private investor. From 1982 to 1998, Mr. Godbold was employed by Zero Corporation, a manufacturer of packaging systems for the electronics industry, where he served as President and Chief Executive Officer from 1984 to 1998. From 1966 to 1982, he was engaged in the private practice of law with Gibson Dunn & Crutcher, specializing in mergers and acquisitions, corporate finance and general corporate law. Mr. Godbold has served as Chairman of the Board of the California Chamber of Commerce, Chairman of the Board of The Employer's Group and Chairman of the Board of Marlborough School. Mr. Godbold holds an A.B. degree in Political Science from Stanford University, and a J.D. from UCLA Law School. Mr. Godbold is a director of Sempra Energy (and its subsidiaries: Southern California Gas Company and San Diego Gas & Electric Company) and K2, Inc.

  Milton L. Lohr served as a director of the Company from 1986 until October 1988, when he resigned to accept a position as Deputy Undersecretary of Defense for Acquisitions. He held that position until May 1989 and was re-elected as a director of the Company in July 1989. Mr. Lohr is currently a partner of L. F. Global Investments, LLC, a San Diego based financial institution with activities in money management funds, venture capital and asset management coupons. He served as the first Deputy Under Secretary of Defense for Acquisition in both the Reagan and Bush administrations, with responsibility to assist in overseeing the Department of Defense's major acquisition programs as well as exercising oversight of international programs and U.S. Arms Control Compliance activities. He also served as U.S. Acquisition Representative to the NATO Conference of National Armament Directors and provided leadership guiding U.S. armament cooperative programs, and in developing and establishing policy initiatives aimed at promoting cooperation on major weapon systems and technology among the NATO Allies. He also served on the Four Power Group with members from the UK, France, Germany and the U.S. Mr. Lohr previously held the position of President of Defense Development Corporation, a defense-related research and development company, from 1990 to 1993. Mr. Lohr also held the position of Senior Vice President of Titan Systems, a defense-related research and development company, from 1986 to 1988, and was founder and CEO of Defense Research Corporation, a defense consulting firm, from 1983 to 1986. Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aerospace and electronic warfare systems. Mr. Lohr has over thirty-five years experience in government positions and aerospace and defense management.

  Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company has agreed to nominate a representative of Ford Motor Company for election as a director pursuant to an agreement made in March 1986, pursuant to which agreement Ford acquired a total of 1,207,299 shares of the Company's Common Stock. Joel P. Moskowitz and members of his family have agreed to vote a portion of their shares of the Company's Common Stock, if necessary, for the election of Ford's nominee. Dr. Paul N. Blumberg is Ford's current representative.

Information Regarding the Board of Directors and its Committees

  The Board of Directors of the Company held four meetings during 2000. Each director attended 100% of the aggregate of all meetings of the Board and its committees on which he served during 2000.

  The Board of Directors has established Audit, Compensation and Stock Option Committees. The Company does not have a standing nominating committee.

  The Audit Committee meets with the Company's independent accountants and with management to review the Company's financial statements, the scope of the annual audit and internal accounting controls, and recommends to the Board the selection of the independent accountants. The Audit Committee is currently composed of Messrs. Alliegro, Edelstein, Godbold and Lohr and met twice during 2000. The members of the Audit Committee satisfy the independence, financial literacy and expertise requirements of the National Association of Securities Dealers, Inc.

  The Compensation Committee's function is to review and make recommendations to the Board regarding executive officers' compensation. This committee, which is currently composed of Messrs. Alliegro, Blumberg, Edelstein, Godbold and Lohr, met once during 2000.

  The Stock Option Committee is currently composed of Mr. Moskowitz and Dr. Blumberg. This committee, which acted by written consent four times during 2000, administers the Company's 1983 Stock Option Plan, the Company's 1994 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan.

  Directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. During 2000, a fee of $500 per month plus $1,000 for each Board meeting attended was paid to each non-employee director, other than the Ford representative, Dr. Paul Blumberg, who did not receive a fee.

  In addition, non-employee directors, other than the Ford representative, receive stock options from time-to-time under the Company's 1994 Stock Incentive Plan. During 2000, options to purchase 10,000 shares were granted to Mr. Godbold and options to purchase 5,000 shares were granted to each of Messrs. Allenstein, Alliegro, Edelstein, and Lohr. Each option vests in full three months after the date of grant, has a term of 10 years, and an exercise price equal to the fair market value of the Common Stock on the date of grant.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose aggregate compensation for services in all capacities rendered during the year ended December 31, 2000 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                               Long Term
                                 Annual Compensation          Compensation
                                 -------------------          ------------
                                                               Securities
                                                               Underlying
Name and                                                        Options
Principal Position            Year     Salary     Bonus       (# of Shares)
------------------            ----     ------     -----       -------------

Joel P. Moskowitz             2000    $259,000   $51,970               -
Chairman of the Board,        1999     240,085    16,027               -
Chief Executive Officer       1998     228,191         -               -
and President

Earl E. Conabee               2000    $113,000         -           2,000
Vice President                1999     106,872         -               -
                              1998     101,220         -           4,000

Howard F. George              2000     111,000   $ 8,545           2,000
Vice President and            1999     104,327         -               -
Chief Financial Officer       1998     101,062         -           5,000

Donald A. Kenagy              2000    $115,000         -           4,000
Vice President                1999     108,350         -           5,000
                              1998     103,142         -           4,000

David P. Reed                 2000    $143,000   $37,905          10,000
Vice President                1999     132,919         -          10,000
                              1998     121,295         -          10,000

------------------------


Employment Agreement

     In July 1994, the Company entered into a five-year employment agreement with Mr. Moskowitz, pursuant to which he serves as Chairman of the Board of Directors, Chief Executive Officer and

President of the Company. In February, 2000, the agreement was extended to July, 2001. Effective January 15, 2001, Mr. Moskowitz' base annual salary under this agreement was increased to $277,000. Under the agreement, if Mr. Moskowitz' employment is terminated by the Company (other than as a result of death, incapacity or for "good cause" as defined in the agreement) or if Mr. Moskowitz elects to resign for "good reason" (as defined in the agreement), Mr. Moskowitz will be entitled to receive severance pay in an amount equal to his annual base salary, at the rate in effect on the date of termination, payable on normal pay dates for the remainder of the term of the agreement. "Good reason" includes a "change in control" of the Company, a removal of Mr. Moskowitz from any of his current positions with the Company without his consent, or a material change in Mr. Moskowitz' duties, responsibilities or status without his consent. A "change in control" of the Company shall be deemed to occur if (1) there is a consolidation or merger of the Company where the Company is not the surviving corporation and the shareholders prior to such transaction do not continue to own at least 80% of the common stock of the surviving corporation, (2) there is a sale of all, or substantially all, of the assets of the Company, (3) the stockholders approve a plan for the liquidation or dissolution of the Company,
(4) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding Common Stock or (5) if specified changes in the composition of the Company's Board of Directors occur.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning grants of options to each of the Named Executive Officers during the year ended
December 31, 2000. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                                                                                                    Potential Realizable
                                                                                                  Value at Assumed Annual
                                                 Percent of                                         Rates of Stock Price
                                                 Total Options                                        Appreciation for
                                                 Granted to         Exercise                           Option Term(2)
                        Options Granted          Employees in       Price            Expiration   -----------------------
Name                    (# of Shares)(1)         Fiscal Year        ($/Share)        Date           5% ($)       10% ($)
----                    ----------------         -------------      ---------        ----------   ----------    ---------
Joel P. Moskowitz                -                     -                 -                   -             -            -
Earl E. Conabee              2,000                   1.8%            $7.50             9/27/10       $ 9,433      $23,906
Howard F. George             2,000                   1.8%             3.50             1/06/10         4,402       11,156
Donald A. Kenagy             2,000                   1.8%             7.50             9/27/10         9,433       23,906
                             2,000                   1.8%             3.50             1/06/10         4,402       11,156
David P. Reed                5,000                   4.5%             7.50             9/27/10        23,584       59,765
                             5,000                   4.5%             3.50             1/06/10        11,005       27,890

---------------------------

(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of 10 years and become exercisable in five equal installments, each of which vests at the end of each year after the grant date.
(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth certain information regarding option exercises during the year ended December 31, 2000 by the Named Executive Officers, the number of shares covered by both exercisable and unexercisable options as of December 31, 2000 and the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2000:

                                                        Number of Securities
                                                        Underlying                    Value of Unexercised
                      No. of                            Unexercised Options           In-the-Money Options
                      Shares                            At Fiscal Year End            at Fiscal Year End (1)
                      Acquired on   Value               ------------------            ----------------------
Name                  Exercise      Realized (2)    Exercisable    Unexercisable    Exercisable    Unexercisable
----                  --------      ------------    -----------    -------------    -----------    -------------
Joel P. Moskowitz       ---             ---             ---             ---              ---             ---
Earl E. Conabee        2,800          $16,150           ---             5,200            ---           $11,176
Howard F. George        ---             ---            27,400           4,600         $136,525          16,100
Donald A. Kenagy        ---             ---             9,200          10,800           22,100          29,776
David P. Reed           ---             ---            47,100          28,400          122,906          71,717

--------------------------
(1) Based upon the closing price of the Common Stock on December 31, 2000, as reported by the Nasdaq National Market ($6.625 per share).

(2) Represents the closing sale price of the Common Stock on the date of exercise, less the exercise price per share, multiplied by the number of shares acquired.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors is composed entirely of independent outside directors with their qualifications meeting the requirements described in the Audit Committee Charter, which appears as Exhibit A to this proxy statement.

     With respect to the Company's year ended December 31, 2000, and in accordance with its written charter adopted by the Board of Directors, the Audit
Committee: (a) has reviewed and discussed with management and Arthur Andersen LLP, the Company's outside auditors, the audited financial statements for the year ended December 31, 2000; (b) has discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the outside auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with them their independence from the Company and its management; (d) has considered whether the outside auditors' provision of non-audit services are compatible with the outside auditors' independence; and (e) has discussed with management and the outside auditors the adequacy of the Company's internal controls.

     In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    Members of the Audit Committee
        Richard Alliegro             Wilford D. Godbold, Jr.
        Frank Edelstein              Milton L. Lohr



            Report of the Compensation and Stock Option Committees
              of the Board of Directors on Executive Compensation

     The following Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee. Executive compensation decisions are made by the five-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee reviews compensation programs and policies, monitors the performance and compensation of executive officers, and other key employees and makes appropriate recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the 1994 Stock Incentive Plan, which are administered by the Stock Option Committee.

     Compensation Policies. The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company's compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive's "at risk" compensation should be tied directly to his or her contribution to the Company's success in achieving performance objectives and that compensation incentives should align executive officers' and shareholders' interests.

     The Company's executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options. Bonuses and stock options constitute the "at risk" portion of the compensation program. The compensation of executive officers for 2000 reflected the Compensation Committee's commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the executive officers in 2000, the Compensation Committee considered information provided by the Company's Chief Executive Officer, Mr. Joel P. Moskowitz.

     At the present time, none of the compensation payable to the executive officers is subject to limitation under Section 162M of the Internal Revenue Code (which limits the deductibility of compensation of $1 million per executive, per year).

     Salaries. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in industry, and (ii) consistent with each executive's actual and expected contributions to the Company's short-term and long-term success. The Board of Directors, acting on the Compensation Committee's recommendation, increased Mr. Moskowitz's base salary in 2000. The increase reflected the Compensation Committee's and the Board of Directors' assessment of his performance in light of the Company's performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors. Salary increases for the other senior executives effected during 2000 were based on similar considerations including individual performance and position tenure.

     Bonus Awards. Bonuses paid to executive officers are based primarily on a targeted percentage of net income before taxes, and in part on discretionary factors determined by the Compensation Committee based on the individual performance of each executive.

     Stock Options. Stock options are periodically granted to executive officers and other key employees under the Company's 1994 Stock Incentive Plan (the "Plan"). The Plan is administered by the Stock Option Committee of the Board of Directors, which consists of the Chief Executive Officer and one other director, neither of whom participates in the Plan. Stock options are viewed as a form of long-term compensation and are intended to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders. In determining the size of each stock option grant, the Stock Option Committee evaluates several factors, including primarily the executive's actual and potential contributions to the Company's long-term success, and, to a lesser extent, the amount of options currently held by the executive for whom an option grant is being considered. Stock options are granted at the fair market value of the Company's stock on the date of grant and generally vest over a period of five years.


Members of the Compensation Committee                  Members of the Stock Option Committee
----------------------------------------------         -------------------------------------
Richard A. Alliegro    Wilford D. Godbold, Jr.         Joel P. Moskowitz    Paul N. Blumberg
Paul N. Blumberg       Milton L. Lohr
Frank Edelstein

                             CERTAIN TRANSACTIONS

     On March 11, 1986, the Company sold 526,316 shares of its Common Stock to Ford Motor Company ("Ford") at a price of $19.00 per share, for a total purchase price of $10,000,000. At the same time, the Company and Ford created a new corporation, Ceradyne Advanced Products, Inc. ("CAPI"), and entered into agreements involving a broad-based technology transfer, licensing and joint development program. Under the agreements, Ford contributed technology and a portfolio of United States and foreign patents relating to technical ceramics to CAPI in exchange for 80% of CAPI's capital stock, and Ceradyne acquired the remaining 20% of CAPI in exchange for $200,000. The technology and patents contributed by Ford were developed in the Ford Research Laboratories over a 15-year period. Under the March 11, 1986 agreements, the Company was granted an option to acquire Ford's 80% interest in CAPI in exchange for an additional 680,983 shares of Ceradyne Common Stock, which the Company exercised effective February 12, 1988. As a result, Ceradyne now owns 100% of CAPI and Ford owns a total of 1,207,299 shares of the Company's Common Stock. The Company and Ford also entered into a joint development agreement which includes a commitment by Ford to contribute funds on a matching value basis with Ceradyne, for the development by Ceradyne of technical ceramic products oriented towards the automotive market.

     So long as Ford continues to own 5%, or more, of the Company's outstanding Common Stock, Ceradyne has agreed to use its best efforts to cause one person designated by Ford to be elected a member of the Ceradyne Board of Directors and, under certain circumstances in the event the Company issues additional shares of its Common Stock in a public or private transaction, to permit Ford to purchase, at the same price and terms upon which sold by the Company in such transaction, additional shares of Ceradyne Common Stock to enable Ford to maintain its percentage ownership of the Company.

     In connection with the sale of stock to Ford, Joel P. Moskowitz, Chairman of the Board, Chief Executive Officer and President of the Company, and members of his immediate family agreed to vote shares of the Company's Common Stock owned by them in favor of the election of Ford's nominee to the Board of Directors. However, they may first vote that number of shares that is necessary to assure the election of Joel P. Moskowitz as a director of the Company, and any shares that are not necessary to assure the election of Mr. Moskowitz and a Ford nominee to the Board of Directors may be voted by them without restriction.

                        COMPANY STOCK PERFORMANCE GRAPH

     The following graph denotes a comparison of the cumulative total return to stockholders of the Company, the Nasdaq Stock Market (U.S. Companies), and the Nasdaq stocks (SIC 3200-3299 U.S. Companies, stone, clay, glass and concrete products) from December 31, 1995 to December 31, 2000:

                Comparison of Five Year Cumulative Total Returns
                             Performance Graph for
                                 Ceradyne, Inc.



                             [GRAPH APPEARS HERE]



--------------------------------------------------------------------------------
                                   LEGEND
          CRSP Total
Symbol    Returns Index for:    12/1995 12/1996 12/1997 12/1998 12/1999 12/2000
------    ------------------    ------- ------- ------- ------- ------- -------
______    CERADYNE, INC.         100.0   131.9    69.2    63.7    80.7   116.5
- - -     Nasdaq Stock Market
          (US Companies)         100.0   123.0   150.7   212.5   394.9   237.7
------    NASDAQ Stocks
          (SIC 3200-3299
          US Companies)
          Stone, clay, glass,
          and concrete products  100.0   126.6   127.1   104.3   112.3   157.6


Notes:
    A. The lines represent monthly index levels derived from compounded daily return that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D. The index level for all series was set to $100.00 on 12/29/1995.
--------------------------------------------------------------------------------

                 AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES

                                  (Proposal 2)

     The Board of Directors has approved, subject to stockholder approval, an amendment to the 1994 Stock Incentive Plan (the "1994 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder by 150,000 shares, from 800,000 to 950,000. Presently, there are available approximately 73,000 shares of Common Stock for the grant of new options under the 1994 Plan. The additional 150,000 shares will be reserved for future use by being offered to existing or new directors and employees who meet the qualifications for participation in the Plan. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the Plan is necessary to continue the effectiveness of the 1994 Plan in achieving the Company's objective to attract and retain the services of qualified persons upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

     The following table sets forth information with respect to options granted, under the 1994 Plan, to the persons designated during the year ended December 31, 2000.




               Name and Position                Dollar Value*   Number of Shares
               -----------------                -------------   ----------------
Joel P. Moskowitz
 Chairman of Board,
 Chief Executive Officer
 and President.................................         --               --
David P. Reed
 Vice President ...............................     $ 7.50              5,000
                                                      3.50              5,000
Howard F. George
 Vice President ...............................     $ 3.50              2,000
Earl E. Conabee
 Vice President ...............................     $ 7.50              2,000
Donald A. Kenagy
 Vice President................................     $ 7.50              2,000
                                                      3.50              2,000
All Current Executive Officers as a Group
 (6 persons)...................................     $ 5.70             18,000
Non-Employee Director Group (6 persons)........     $ 7.50             38,000
Non-Executive Officer Employee Group
 (19 persons)..................................     $ 6.06             53,900
----------
* This figure represents the exercise price of the options, which is equal to the fair market value of the shares of Common Stock at the date of grant of the option. As of March 28, 2001, the market value of the Company's Common Stock as reported by the NASDAQ Stock Market was $8.25 per share.

Vote Required for Approval and Recommendation of Board of Directors

     The affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the adoption of the amendment to the 1994 Plan, assuming the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

Description of the 1994 Plan

     The following description of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan. A copy of the 1994 Plan will be available at the Annual Meeting and can also be obtained by a shareholder making a written request to the Company's Secretary.

     The 1994 Plan provides that options may be granted to employees, officers and directors (including non-employee officers and directors), consultants and other service providers of the Company and of any present or future subsidiary of the Company. As of March 28, 2001, approximately 350 persons were eligible to participate in the 1994 Plan. Options can be granted for the purchase of up to 950,000 shares of Common Stock, subject to stockholder approval of the amendment. The 1994 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1994 Plan and to outstanding options in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Options may be granted either as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as nonqualified stock options.

     The 1994 Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors, which selects the recipients of options. The Committee also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. The term of options may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price may not be less than 100% of fair market value per share of the Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no restriction as to the maximum number of options that may be granted to any optionee, except that the aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1994 Plan and any other plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price is payable in full upon exercise, and payment may be made in cash, or in the discretion of the Committee by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), the optionee's promissory note in a form and on terms acceptable to the Committee, the cancellation of indebtedness of the Company to the optionee, the waiver of compensation due or accrued to the optionee for services rendered, a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, or by any combination of the foregoing methods of payment.

     Options granted under the 1994 Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution.

     The Board of Directors has the right at any time to terminate or amend the 1994 Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent.

Federal Income Tax Consequences

     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer's basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, if the optionee disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the optionee disposes of the shares less than two years after the date of grant or less than one year after the date of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. Subject to Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1,000,000 per executive officer, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of a nonqualified stock option the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. An optionee's tax basis for the stock for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

              AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES

                                 (Proposal 3)

     The Board of Directors has approved, subject to stockholders' approval, an amendment to the 1995 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance thereunder by 150,000 shares, from 100,000 shares to 250,000 shares. Presently, there are available for issuance under the 1995 Plan approximately 10,000 shares of Common Stock. The additional 150,000 shares will be reserved for future use to provide employees an incentive to join and remain in the service of the Company, to promote employee morale and to encourage employee ownership of the Company's Common Stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

     The number and type of shares subject to the Purchase Plan, and the number and type of shares subject to and the purchase price of outstanding rights to purchase shares under the Purchase Plan, will be appropriately adjusted in the event of any subdivision or combination of outstanding shares, the payment of a stock dividend, the reclassification or exchange of shares or like change in the capital structure of the Company.

Vote Required for Approval and Recommendation of Board of Directors

     The affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the adoption of the amendment to the Purchase Plan, assuming the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

Description of the Purchase Plan

     The following description of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan. A copy of the Purchase Plan will be available at the Annual Meeting and can also be obtained by a shareholder making a written request to the Company's Secretary.

     Every employee of the Company who customarily works more than 20 hours per week and more than 5 months per year will be eligible to participate in offerings made under the Purchase Plan if on the offering date such employee has been employed by the Company for at least 30 days. Employees of any subsidiary of the Company may also participate in the Purchase Plan at the discretion of the Board of Directors. An employee may not participate in an offering under the Purchase Plan if he owns shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. As of March 28, 2001, approximately 405 employees would be eligible to participate in the Purchase Plan.

     The Purchase Plan is administered by a committee consisting of al least two directors appointed by the Board of Directors (the "Committee"). The Board has delegated administration of the Purchase Plan to the Stock Option Committee. Subject to the provisions of the Purchase Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Purchase Plan.

     Each offering under the Purchase Plan will commence on such date (the "Offering Date") and shall continue for such period (the "Offering Period") as the Committee in its discretion shall designate from time to time. Unless the Committee designates otherwise, offerings will be made once each year and each Offering Period will be for a period of 12 months.

     Eligible employees who elect to participate in an offering will purchase shares of Common Stock through regular payroll deductions in an amount of not less than 1% nor more than 15% of base pay, as designated by the employee. For this purpose, "base pay" includes all salary and regular hourly wages, but does not include bonuses, commissions, overtime pay, or other special payments, fees or allowances. Shares of Common Stock will be purchased automatically on the last day of the Offering Period (the "Purchase Date") at a price equal to the lower of 85% of the fair market value of the shares on the Offering Date or 85% of the fair market value of the shares as of the Purchase Date. A participant may withdraw from an offering at any time prior to the Purchase Date and receive a refund of his payroll deductions, without interest. A participant's rights in the Purchase Plan are nontransferable.

     A maximum of 750 shares may be purchased by a participant in any one offering. Furthermore, no employee may purchase stock in an amount which would permit his rights under the Purchase Plan (and any similar purchase plans of the Company and any parent and subsidiaries of the Company) to accrue at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date, for each calendar year.

     The Board of Directors may at any time amend, suspend or terminate the Purchase Plan provided that any amendment that would (1) increase the aggregate number of shares authorized for sale under the Purchase Plan (except pursuant to adjustments provided for in the Purchase Plan), or (2) change the standards of eligibility for participation, shall not be effective unless approved by the shareholders within 12 months of the adoption of such amendment by the Board. Unless previously terminated by the Board, the Purchase Plan will terminate on April 24, 2005.

Summary of Federal Income Tax Consequences of Purchase Plan

     No taxable income is recognized by a participant either at the time of election to participate in an offering under the Purchase Plan or at the time shares are purchased thereunder. If a participant does not dispose of shares acquired under the Purchase Plan for at least one year after the date of purchase and two years after the offering date for such shares, then upon such disposition (a "qualifying disposition") the federal income tax consequences will be as follows: (1) the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price or (b) 15% of the fair market value of the shares on the offering date will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition will be taxed as long-term capital gain. If such taxable disposition produces a loss (i.e., the value of the shares on the date of disposition is less than the purchase price), the loss will be a long-term capital loss.

     If a participant disposes of the shares before the expiration of the one-year and two-year holding periods described above (a "disqualifying disposition"), then upon such disposition the federal income tax consequences will be as follows: (1) the difference between the purchase price and the fair market value of the shares on the date of purchase will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over their fair market value on the date of purchase will be taxed as capital gain. If the value of the shares on the date of disposition is less than the sum of the purchase price and the amount or ordinary income recognized upon disposition, then such difference will result in a capital loss. Any such loss will not affect the ordinary income recognized as a result of the disqualifying disposition. The amount of ordinary income recognized by the participant will be deductible by the Company for federal income tax purposes.


                                    GENERAL

Independent Accountants

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the 2001 calendar year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

     Fees Paid to Independent Accountants. Fees paid to the Company's independent accountants, Arthur Andersen LLP, for the year ended December 31, 2000 were comprised of the following:

     Audit fees                                                        $108,000
     Financial information systems design and implementation fees      $      0
     All other fees*                                                   $ 28,100

     *Consists primarily of income tax consulting, planning and return preparation, merger and acquisition support, and other operational consulting projects.


Stockholder Proposals and Advance Notice Procedures

     The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company's Proxy Statement for the Annual Meeting of Stockholders. Stockholders who wish to have proposals included in the Company's Proxy Statement for action at the 2002 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than January 14, 2002, and must also comply with the other requirements set forth in SEC Rule 14a-8.

     If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the Company's Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company's Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

     A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

     The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.


                                                        Howard F. George
                                                           Secretary

May 14, 2001

                                   EXHIBIT A

                                 CERADYNE, INC.
                            AUDIT COMMITTEE CHARTER

This Charter, as amended from time to time, will govern the operations of the Audit Committee of CERADYNE, INC. (the "Company"). The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management's conduct of the Company's financial reporting process.

Organization and Qualifications

 . The composition of the Committee will meet the requirements established by the National Association of Securities Dealers, Inc. ("NASD").

 . The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, none of whom have any relationship to the Company that may interfere with the exercise of independence from management and the Company. Each member of the Committee shall be "independent," as defined by the NASD's listing standards.

 . All Committee members, as determined by the Board of Directors in its business judgment, shall be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member, as so determined by the Board of Directors, shall have accounting or related financial management expertise.

 . The Committee will establish its meeting schedule, including executive sessions with management and the outside auditors.

 . The Committee is empowered to investigate any matter it deems appropriate with full access to all books, records, facilities, and personnel of the Company and has the power to retain outside counsel, or other experts for this purpose.

Statement of Policy

 . The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Company's financial management, as well as the outside auditors, have more time, knowledge and detailed information of the Company than does the Audit Committee. Consequently, the Committee's role is one of oversight, and it does not provide any expert assurance or certification as to the Company's financial statements or the work of the outside auditors. However, the outside auditors and management are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities and Processes

The following are common recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may modify and supplement them as appropriate.

 . The Committee, subject to any action that may be taken by the Board of Directors, will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

 . The Committee will review and discuss with management the audited financial statements.

 . The Committee will discuss with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

 . The Committee will request annually from the outside auditors, a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board No. 1, and will discuss any disclosed relationships and their impact on the outside auditors' independence. Additionally, the Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

 . The Committee will discuss with management and the outside auditors the adequacy of the Company's internal controls.

 . The Committee, based upon the reviews and discussions noted above, will make a recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K.

 . The Committee will review and reassess the adequacy of this Charter, at least on an annual basis, and will recommend any changes believed to be appropriate to the Board of Directors.

                                      ***

                     [LOGO OF CERADYNE, INC. APPEARS HERE]

                                Ceradyne, Inc.

         This Proxy is Solicited on Behalf of the Board of Directors
               For Annual Meeting of Stockholders June 25, 2001

     The undersigned hereby appoints Joel P. Moskowitz and Howard F. George, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at The Radisson Hotel, located at 4545 MacArthur Blvd., Newport Beach,
California 92660, on Monday, June 25, 2001 at 10:00 a.m. local time and at any adjournment thereof.

                                                              [SEE REVERSE SIDE]



A [X] Please mark your
      votes as in this
      example.


                   FOR  WITHHELD     Nominees:                                                          FOR   AGAINST   ABSTAIN
1. Election        [_]    [_]          Joel P. Moskowitz        2. Approve amendment to the Company's   [_]     [_]       [_]
   of Directors.                       Leonard M. Allenstein       1994 Stock Incentive Plan.
                                       Richard A. Alliegro
For, except vote withheld from the     Paul N. Blumberg         3. Approve amendment to the Company's   [_]     [_]       [_]
following nominee(s):                  Frank Edelstein             1995 Employee Stock Purchase Plan.
(Instruction: To withhold authority    Wilford D. Godbold, Jr.
to vote for any individual nominee     Milton L. Lohr           4. In their discretion, the Proxies are authorized to vote upon such
write that nominee's name on the                                   other business as may properly come before the meeting.
space provided below.)
___________________________________                                This Proxy confers discretionary authority to cumulate and distribute votes for any or all of the nominees named above for which the authority to vote has not been withheld.

                                                                This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted
                                                                FOR the election of directors and FOR Proposals 2 and 3.

                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                                                                THE ENCLOSED ENVELOPE



SIGNATURE ____________________________________ DATE ___________ SIGNATURE ____________________________________ DATE ___________
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
